Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

DBRN - Q3 2008 Dress Barn Earnings Conference Call

Event Date/Time: May. 28. 2008 / 4:30PM ET

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

CORPORATE PARTICIPANTS
David Jaffe
Dress Barn - President, CEO
Armand Correia
Dress Barn - CFO
Keith Fulsher
Dress Barn - Chief Merchandising Officer
Lisa Rhodes
Dress Barn - Chief Merchandising Officer
Keith Fulcher
Dress Barn - Chief Merchandising Officer for Dress Barn

CONFERENCE CALL PARTICIPANTS
Mark Montagna
C.L. King & Associates - Analyst
Steve Kerncurt
Whereman Capital - Analyst
Sam Panella
Raymond James - Analyst
Robin Murchison
Suntrust Robinson Humphrey - Analyst
John Curley
Analyst
Gary Giblin
Analyst
Brian Rouleg
BLR Capital Partners - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to the Dress Barn, Inc. third quarter fiscal year 2008 financial results conference call. At this time, all participants are in a listen-only mode. Later, the company will conduct a question-and-answer session and instructions will follow at that time. As a reminder, this conference call is being recorded. I would now like to turn the conference call over to Mr. David Jaffe, president and CEO of Dress Barn, Inc. Please go ahead, Mr. Jaffe.

David Jaffe - Dress Barn - President, CEO

Thank you, operator. Good afternoon, everyone. With me on the call today are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn stores and Maurice's stores. Before our prepared remarks today, Armand will make a few introductory comments.

Armand Correia - Dress Barn - CFO

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Thank you, David. I would like to remind everyone that during this conference call, members of management will make certain forward-looking statements which are subject to risks and uncertainties that could cause the company's actual results to differ materially from the expectations and assumptions discussed. Due to a variety of factors that affect the company, including the risks specified in the company's most recently filed annual report on Form 10-K and in other documents filed by the company with the Securities and Exchange Commission. The company disclaims any intent or obligation to update forward-looking statements. No recording or rebroadcast of this call is permitted without the company's express written permission. Additionally, while we have approved a publishing of a transcript of this conference call, we take no responsibility for inaccuracies that might appear in that transcript. Today, after the close of the market, the company issued its press release outlining its financial and operating results for its fiscal third quarter ended April 26, 2008. Announcement of this call was previously issued across the news wire services, and this call is being simulcast on the Dress Barn, Inc., website, dressbarn.com. A recording of the call will be made available shortly after its conclusion and until June 27 of 2008. Information on accessing the recording is available on today's issued press release. I would now like to turn the call back over to David Jaffe.

David Jaffe - Dress Barn - President, CEO

Thanks, Armand. Dress Barn, Inc.'s business in the third quarter continued the same trend we saw in the fall. Overall DB Inc.'s comp sales were off 3% for the quarter, but we again had divergent performance between our two divisions as Maurice's was up 4% and Dress Barn was off 6%. We were pleased with our operating earnings for the quarter which reflected strong control over both inventory and costs. Our EPS growth was also favorably impacted by several unusual factors as Armand will describe. The weak economy continues to impact spending on consumer discretionary goods, especially women's apparel. We've all followed the industry results with much concern. It seems the only way to drive business is through special coupon or unique offer. This is particularly apparent at Dress Barn with our 40-something customer who has pulled back their spending and is focused on getting the most for her money. As Keith will address, we are refocusing our strategies to take this shift in our customer's shopping behavior into account. Maurice's, with the 20-something customers fared much better. We are continuing to benefit from the fashion tendencies of our customers, our small market real estate strategy and the maturation of several merchandising initiatives as we will hear from Lisa. Before I turn the call back to Armand for review of our financial performance, I'd just like to say that while the environment is sure to pose challenges for us, we are adjusting our business wherever possible to compensate. We're working hard to achieve cost savings and to limit our inventory exposure. These, along with our mission of providing great fashion at compelling values with outstanding customers service are our operational priorities. Armand?

Armand Correia - Dress Barn - CFO

Thank you, David. As David indicated, we are pleased with our ability to control inventories and expenses, and thereby delivered solid operating earnings for the quarter. That said, our third quarter was challenging from a sales standpoint, and overall quarterly sales results were mixed by division. Total sales for the quarter increased 1% to $352.6 million, versus $347.9 million last year, while comparable store sales decreased 3% during this period. Dress Barn stores decreased 5% overall to $216.8 million versus $228.6 million last year, while comparable store sales decreased 6%.

By region, the northeast performed the best while the southeast, including Florida and the west coast, had the weaker performances. Regarding some of the key store sales components, Dress Barn stores do not monitor customer traffic. However sales transaction during the quarter decreased 6% while average units retail and units per transaction were flat to the prior year, resulting in average dollars the same as last year at $68.68. In contrast, Maurice's quarterly sales increased a solid 14% to $135.8 million versus $119.3 million last year. The increase was primarily driven from new store growth of approximately 12% year-over-year, but also came from a comparable store sales increase of 4% driven in part by our new plus size business. Comparable store sales increased in all regions with the northeast and the midwest the strongest performers. Reviewing some of Maurice's key sales components, average unit retail increased 6% and units per transaction increased 2.5%, resulting in an 8.5% increase in the average dollar sales to $48.54. These improvements more than offset the 7% traffic decline during the quarter.

Moving on, our gross profit rate for the quarter was 41.4%, up approximately 40 basis points from last year. The improvement versus last year was primarily due to good inventory management as we went into the third quarter with lean inventories in both divisions. By division, gross profit for Dress Barn stores was 39.3%, down approximately 70 basis points from last year's 40%. The increase was primarily due to deleverage on buying and occupancy costs with the sales decline. Of this 70 basis points, 50 basis points was due to the leverage on buying and occupancy costs and 20 basis points was due to merchandise margin.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Maurice's stores came in at a strong 44.8%, up 190 basis points from last year's 42.9%. The increase was primarily driven by an increase in merchandise margins, a slightly higher mark-on and lower markdowns. The 190 basis points improvement -- of that improvement, 150 were related to merchandise margin and 40 basis points leverage on buying and occupancy costs. We were pleased with our ability to control SG&A given the deleverage of the 3% comparable store sales decrease. SG&A for the quarter was 27.6%, only 10 basis points up from last year's 27.5%.

In absolute dollars to last year, SG&A increased 1.5% despite an increase of 6% in the number of stores between Dress Barn stores and Maurice's stores. Specific areas of good management included payroll costs by reacting to lower sales, (inaudible) incentive costs and reducing healthcare costs from the implementation of a new health care plan and a new service provider. Our store payroll levels continue to be well managed, but maintain a positive in-store customer experience in our efforts to convert customers. Depreciation expense for the quarter was $12.4 million, or 3.5% of sales, as expected and primarily due to store growth and accelerated depreciation relating to store remodels and the write off of obsolete IT hardware and software. Operating income as a gauge of a quarterly year-over-year performance was $36.2 million, or 10.3% of sales,(inaudible) above last year's $35.7 million, or the same 10.3% of sales. Operating income by division: Dressbarn stores decreased 24% to $15.5 million or 7.1% of sales versus last year's $20.4 million or 8.9% of sales. While Maurice's stores, on the other hand, (inaudible) percent to $20.8 million or a strong 15.3% of sales versus last year's $15.4 million, or 12.9% of sales. Net interest income and expense came in more favorably than expected versus last year due to increased rates and levels of marketable securities. Our quarterly effective tax rate was 33.8% compared to 36.4% last year. This reduction in the rate was due to the release of certain estimated tax liabilities previously established under FIN48 for uncertain tax positions which we did not anticipate coming into the quarter. We believe 8.5 rate is more appropriate on a normalized basis going forward.

Net earnings for the quarter increased 8% to $24.9 million or 7.1% of sales compared to $23.1 million last year or 6.6% of sales. While earnings per diluted share were $0.39 versus last year's $0.33. This year's earnings per diluted share were favorably impacted by approximately $0.05, primarily due to a decrease in the number of diluted shares from the share convergence feature of our 2.5% of our convertible senior notes due 2024 and the repurchase of approximately 2.6 million shares in the open market during 2007. In addition, earnings were also favorably impacted by a reduction to the effective tax rate as previously discussed. For our fiscal fourth quarter, we are assuming no benefit from EPS from the dilution impact of our 2.5% convertible senior note. Our weighted average diluted share count in the quarter was 63.2 million shares compared with 69.6 million shares last year. (inaudible) crease to last year was primarily due to 3.5 million less shares from the conversion feature of the 2.5% convertible senior note to the repurchase of 2.6 million shares during 2007.

Moving on, our balance sheet ending the quarter continued to strengthen. Cash and marketable securities increased $40 million to $256 million. During the quarter, we reclassified approximately $62 million of auction rate securities from short term investments to long term investments. We also recorded a temporary mark-to-market adjustment of $3.7 million through equity. Total inventories at cost ending the quarter increased 3.5% to $175 million, primarily due to Maurice's store growth. The overall seasonality was comparable to last ear in both divisions. By division, Dress Barn stores total inventory was $120 million, slightly above last year's $119 million. Dress Barn's average store inventories ending the quarter was down 1% but higher than our previous guidance of down mid-single digits per store. On a per square foot basis, inventory for Dress Barn stores was down 2% despite good control throughout the quarter, reacting to the shortfall in sales has become increasingly more challenging for our Dress Barn stores. Sales results for our Dress Barn stores have been particularly weak during May. Despite this, Dress Barn stores' average store inventories remain flat to last year at the end of May. However, should this weak sales trend continue, it will put added pressure on increased markdowns in Q4 to keep inventories in line heading into the new fall season.

Maurice's stores total inventory was $55 million, an increase of 11% which supports the net of store growth of 12%. Average store inventory levels for stores in operation at the end of the quarter were approximately the same as the prior year, however, with 20 new stores scheduled to open during Q4, this quarter and the inventory dollars already included in the total ending quarter, average store inventories were actually down approximately 3%. On a per square foot basis, inventories were flat, but again lower if you include the 29 additional new stores. We were comfortable with these levels ending the quarter and given Maurice's sales performance. On to fixed assets. Unit day CapEx was approximately $44 million and is estimated at approximately $60 million for the fiscal 2008 year. Well below our previous guidance of $73 million.

The $13 million decrease represents the timing of key IT projects from fiscal 2008 to 2009. Reviewing some key financial highlights for the nine month period, net sales increased to $1.062 billion, an increase of 1% over $1.047 billion for the same period last year, while comparable store sales decreased 3% with Dress Barn stores' comparable store sales down 7%, Maurice's stores up 4%. Nine-month operating margin was approximately $76 million or 7.2% of sales compared to $103.1 million, or 9.9% of sales last year, while, by division, Dress Barn stores' operating income was 3.6% compared to 8.7% last year with Maurice's stores operating income increasing to 12.8% of sales compared to 12.1% of sales last year. Net earnings for the nine month period were $52 million or 4.9% of sales compared to $67.6 million or 6.5% of sales last year. Earnings per diluted share were $0.81 versus $0.97 last year for the same nine-month period. Considering the current tone of business and the uncertain economic and retail environment, we continue to manage our business conservatively with focus on keeping our inventories and cost in line. I would now like to introduce Keith Fulsher , Dress Barn stores' Chief

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Thanks, Armand.

As David and Armand have stated, business has been tough for Dress Barn stores during our third quarter. That said, we were able to achieve a healthy gross margin in a very difficult environment by controlling our inventory levels and flow of new product. Look at our apparel merchandise in four categories: Dresses, wear to work, casual and special occasion. Special occasion has had a nice increase versus last year for the quarter. Wear to work was off plan, but is trending fairly well with strength in blouses, fashion wear and jackets. Dresses, which had a record performance in the year-ago quarter, was off substantially to plan last year. Our casual sportswear business was also weak with summer staples such as capris, shorts, tees and casual wovens all trending below plan. Finally, the jewelry and accessory business achieved modest increases versus last year.

Looking forward to fall, we have several key initiatives in place to improve the business. The first is to further leverage our focus on special occasion apparel under the Dress Barn Collection label. This is a destination category for our customer and serves to differentiate us from our competition. During a tough spring, this category is still trending nicely ahead of last year and represents a significant growth opportunity for us. We are comfortable making an incremental investment in this category to create the desired impact in the stores. Second, we are stepping up our focus in casual sportswear and anchored by denim. Denim is a key business that trended well for us last fall and addressing it more aggressively is important for our results as a whole. We will position this business from the front of the store starting in the month of August, with a focus on new washes and novelty details in denim, merchandise backed to fashion knit tops and novelty jackets. In addition, we are directing our marketing to reflect our commitment to this business as our opening inventory in denim will be 50% greater than last year. This increase in inventory is funded through cutbacks in underperforming categories. Third, in wear to work, in an effort to trade up on our assortments and appeal to a more fashion customer, we have added a new proprietary collection to the store. The line is called YVOS, an acronym for your very own style. This merchandise is more contemporary in feeling, uses better fabrication and construction and retails for approximately 25% more than the core dress line assortment which will help us in our goal to drive up our average unit retail.

We are currently testing the concept for spring and are very pleased with the results. For fall '08, the line will be 150 stores and will be further expanded for spring '09 including adding YVOS to the Dress Barn women assortments. Additionally, in wear to work we are launching suit separates in a 100 stores for fall based upon successful spring test this season. We see this as contemporary and more relevant alternative to the down trending traditional suit business. On the IT side, we successfully went live with our new Oracle retail merchandising system July of '07. For this coming fall, we will be implementing the planning module followed by the allocation module later in the fiscal year. To support these efforts, we are beefing up our organization in order to leverage the enhanced information to impact our business. Although we think we can get some limited benefits during the fall season, this is a long-term project which we expect will pay increasing dividends over the next two to three years. The (inaudible) sourcing and inflation, we are beginning to see some price increases out of the Far East, but we don't feel there will be any meaningful impact until 2009. Even then, we feel we can mitigate any increases by working with our vendor partners to move production. Our manufacturers are experts in their categories, and as a result, have production in many other countries other than China. In addition, by continuing to enhance product value through the use of novelty fabrics, unique details and great prints, we are able to charge slightly more for our products.

To sum it up, although we are confident in our strategic merchandise initiatives, we remain focused on execution. We also remain cautious due to the economic environment. Our number one focus remains inventory control, buying closer to need, tweaking the flow of product to ensure freshness in keeping overall inventories in line with our sales trend. In addition, we remain true to our value message. Novelty fashion at good prices presented at a lifestyle environment with an emphasis on customer service. I would now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurice's.

Lisa Rhodes - Dress Barn - Chief Merchandising Officer

Thank you, Keith.

At Maurice's we're pleased with the 4% comp increase we delivered for the third quarter. This in light of the difficult economic environment. Essential to these results has been the continued enhancement of creating lifestyle concept shops. The differentiation of color and style within each shop has allowed us to satisfy more guests. Our positive third quarter results were spurred by the continued maturation of our new initiative businesses. Plus, wear at work, lounge apparel and handbags which compensated for the weaker trends experience in woven tops, shorts, and dresses. Disappointments during the quarter included many of the more weather-influenced categories. Our well developed denim and knit classifications remain a strong foundation of our business, achieving consistent increases. Key details in tops have been crochet trims, smocking and framing. Solid layering pieces continue to be strong with solid fashion tops growing in importance. Multistripes, medallions and geometrics have been important patterns.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

As mentioned earlier, color is a key differentiator for Maurice's. Deep vegetable colors, summer brights and mid-tone pastels have all been strong. Brown, black, and white continue to balance the assortment. In bottoms, five-pocket jeans as well as tailored pants was very strong throughout the quarter. Last June's entrance into the plus-size business has proven to be successful, and the new division is on track to achieve our targets. This business has outperformed in all key metrics relative to the men's business. For the quarter, the plus business continued to strengthen, contributing a significant portion of the quarter's comp results. Sales drivers for this shop have been fashion knit tops, five-pocket jeans and casual bottoms. As Armand mentioned, our inventories are well positioned heading into fourth quarter. We entered the quarter with roughly 6% less women's inventory on a per square foot basis. This number does exclude the plus size inventory. This tight inventory management affords us adequate inventory to meet our sales expectations while ensuring a timely transition.

As evidenced by our strong May performance, two strategic changes have resonated with our customer, while delivering strong financial results. These changes include increasing our speed to market via shorter lead times and offering more frequent and timely floor set changes. The continued development of our initiative businesses complimented by our traditionally strong casual businesses. Also, the addition of an early June floor set will give the customer a new reason to buy. We are optimistic that executing these strategies will result a solid upcoming quarter. I will now turn the call back to David Jaffe.

David Jaffe - Dress Barn - President, CEO

Thanks, Lisa.

Turning to marketing at Dress Barn, our primary initiatives this quarter are focused on driving traffic and sales and protecting market share through direct mail and in store promotions. Two key direct mail pieces our spring sale postcard and the spring fashion book with a supplemental postcard and gift with purchase incorporated all the variables we tested in Q2 increased distribution up to 2 million pieces, multiple new offers and supplemental formats. Our direct mail pieces continued to deliver strong results. In store, bolder promotion using color and stronger messaging created greater impact in the windows. These were coupled with aggressive e-mail blasts each week highlighting our promotion. Additionally, we distributed five bounce backs to encourage repeat visits. The fourth quarter, due to challenging economic climate, we will continue to reallocate (inaudible) that support direct mail and in store promotions to help drive traffic and sales. We have increased quantities of our indirect mail pieces, Mother's Day scratch-off postcards at 2.3 million pieces generating strong results and our July private sale postcards at 1.7 million pieces utilizing the most compelling offers and formats in order to generate the greatest response. During these high traffic periods, we will distribute bounce backs to drive incremental business. We are also layering more and different in-store promotions to create greater impact via bolder graphic designs and stronger value messages.

At Maurice's, in the third quarter we had 1.7 million piece mailer. This mailer drove strong responses in sales, stronger than any previous mailer. Additionally, we distributed three bounce back during this quarter to help driver traffic response rate and conversion. For the fourth quarter, we have two mailers. The first one just completed in May was the distribution of 1.6 million pieces. Results across all metrics were very strong. The second in July celebrates back-to-school, also approximately 1.6 million pieces. We also have a scratch and instant win in store handout beginning the last week in May that historically has garnered positive results. Turning to real estate, Dress Barn opened 16 stores in the spring season and we project closing nine for net square footage increase of 1% for the fiscal year. Maurice's has opened 10 stores in the quarter with an additional 29 projected for the fourth quarter. giving us a total of 70 new stores and three closings for the fiscal year, net square footage increase of 11%. This does not include 22 relocations, primarily out of malls and into strip centers. Wrapping up, I would like to say given the comp sales trend through the first few months of spring, including May's results with Maurice's plus 4, but Dress Barn deteriorating to minus 12, we are reducing our comp sales projection for the remainder of our fiscal to down mid-single digits.

Because we have taken a cautious approach to planning all spring, we're comfortable with high end of our previously released guidance of $1.05 to $1.10. We will discussing our fiscal '09 guidance on our year end call in September. Our strong balance sheet gives us comfort in this difficult economy. We will also continue to use our cash flow to thoughtfully invest in our company's future through new stores, remodels, merchandising software and upgrading our POS systems. Our cash position continues to build providing a war chest for potential acquisition or, if we are unable to find the right opportunity, possibly a share repurchase program. The board is maintaining our no dividend policy. Planning for fall will be done in the same conservative manner with which we approach the spring. We have yet to see any indication that our customer is regaining her confidence, will begin shopping the same level she did several years ago. The business does tick up we will be well positioned to chase it. Thank you for your continued interest in Dress Barn, Inc., and I will now open it up for questions. Operator?.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

 QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) And your first question comes from the line of Mark Montagna with C.L. King. Please proceed.

Mark Montagna - C.L. King & Associates - Analyst

Hi. Just a few questions. Regarding the reduced tax rate, how much did that contribute for the quarter? I calculated it at $0.03.

Armand Correia - Dress Barn - CFO

It's actually contributed -- the actual conversion of the lower tax rate was like a penny and a half. Because last year, Mark -- the rate last year was 36.4 and this year is 33.8. So it was roughly a little more than a penny, you may have rounded it to a penny instead of two.

Mark Montagna - C.L. King & Associates - Analyst

With the guidance for the year still at 105 to 110, is that factoring in a $0.39 estimate for the third quarter?

Armand Correia - Dress Barn - CFO

Well, I think if you do your math, Mark, if you've got $0.81 in, and $1.10, that would factor in $0.29, as David indicated for the fourth quarter.

Mark Montagna - C.L. King & Associates - Analyst

Yes, I'm talking for the third quarter.

Armand Correia - Dress Barn - CFO

Yes, it does, it does.

Mark Montagna - C.L. King & Associates - Analyst

Okay, alright. Yes, because then if you back it out, I come to $0.24 to $0.29 for the fourth quarter.

Armand Correia - Dress Barn - CFO

That's correct.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Mark Montagna - C.L. King & Associates - Analyst

Which -- so it sounds like the key issue here is just a lot heavier markdowns more the Dress Barn division as opposed to the Maurice's division. I might have missed it, where do you expect inventories to be by the end of the fourth quarter, then? What percent down?

Armand Correia - Dress Barn - CFO

At this point, I would think it's really very difficult to get any visibility given what we've just seen in May with particularly Dress Barn stores. Obviously, we'd like to be down in the low single digits for Dress Barn stores, but if we continue to see these type of drops, it's going to make it very difficult. As far as Maurice's I would also say that with Maurice's we're looking to be down in the low single digits on an average store basis.

Mark Montagna - C.L. King & Associates - Analyst

Alright.

David Jaffe - Dress Barn - President, CEO

Mark, if you look back to our fall, which was a really challenging season for Dress Barn as well, if you remember then, we bit the bullet and by the end of the second quarter, we were pretty clean. It was expensive, but we didn't want to go into spring with too much inventory and the same thing here. We don't want to go into fall with too much inventory, so we will do what we need to do.

Mark Montagna - C.L. King & Associates - Analyst

Yes, because that typically seems to be your it pattern, to just come out as clean as possible.

David Jaffe - Dress Barn - President, CEO

Exactly.

Mark Montagna - C.L. King & Associates - Analyst

So then just -- I think I missed, what was your operating margin for the Dress Barn division at the end of the third quarter, and actually, through the three months for the Dress Barn division, then three months for the Maurice's division. division.

Armand Correia - Dress Barn - CFO

As far as operating margin for Dress Barn stores for the three quarters, for the Q3 quarter was 7.1% of sales.

Mark Montagna - C.L. King & Associates - Analyst

Okay.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

And Maurice's was 15.3% of sales.

Mark Montagna - C.L. King & Associates - Analyst

And then, what about through nine months for both of them?

Armand Correia - Dress Barn - CFO

Through nine months? Dress Barn stores operating margin through nine months was 3.6% of sales while Maurice's' stores operating margin was 12.8% of sales.

Mark Montagna - C.L. King & Associates - Analyst

Okay. Do you have a projection for the year end for them? Because usually, you give us a projection on quarterly calls.

Armand Correia - Dress Barn - CFO

I can give you a range.

Mark Montagna - C.L. King & Associates - Analyst

Yes.

Armand Correia - Dress Barn - CFO

I'm looking at probably Maurice's, from an operating margin standpoint, coming in in the range of 12 to 12.4 -- 12.0 to 12.4 as far as percent of sales.

Mark Montagna - C.L. King & Associates - Analyst

Okay. How about the Dress Barn division?

Armand Correia - Dress Barn - CFO

Dress Barn division, I'd be looking at somewhere in the neighborhood of, in that range of just slightly below 4.5% of sales to slightly above 4.5% of sales.

Mark Montagna - C.L. King & Associates - Analyst

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Okay, alright. That was all the questions I had. Thanks.

David Jaffe - Dress Barn - President, CEO

Thanks, Mark.

Mark Montagna - C.L. King & Associates - Analyst

Okay.

Operator

Your next question comes from the line of [Steve Kerncurt] with Whereman Capital. Please proceed.

Steve Kerncurt - Whereman Capital - Analyst

Hi, David. Just had a couple of quick questions. First of all, if we could talk about Maurice's, which did really well, obviously the large size introduction is working well, but is there any other projects like that, that you have on the back burner that you see to be able to add to the merchandise mix that should help it -- help Maurice's sustain its real strong growth even in this difficult period?

David Jaffe - Dress Barn - President, CEO

Lisa mentioned a few of the merchandising initiatives in passing in her comments. Lisa, you just want to take a second and describe a couple of those key ones for Steve?

Lisa Rhodes - Dress Barn - Chief Merchandising Officer

Sure. In addition to plus size, we have introduced approximately a year ago wear at work which is a lifestyle concept that caters more to the working women, bank teller, et cetera, et cetera, and it really compliments all her fashion needs for going to work, and that has become a larger percentage. We also introduced lounge apparel, and that is a combination of both comfort wear as well as -- this month we'll be delivering our first deliveries of yoga in that shop. And additionally, we have revamped our handbag assortment introducing higher prices -- higher priced product, better quality and merchandising it to compliment each of the lifestyles.

Steve Kerncurt - Whereman Capital - Analyst

When this gets rolled out, it gets rolled out to every store or is it just rolled out to some test stores?

Lisa Rhodes - Dress Barn - Chief Merchandising Officer

All of these businesses are in the chain.

Steve Kerncurt - Whereman Capital - Analyst

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

In the chain -- chain wide, okay. Could you also comment on how some of the new markets that you've opened stores in, in the last year, how those are tracking versus your expectations?

David Jaffe - Dress Barn - President, CEO

Well, Steve, overall I'd say we're very close to our expectations. Some of them as we've gone into places like California, we've opened up our first couple of stores. Texas we've opened up our first handful of stores in the last year or so. In Florida, we're just about to open -- has been a little slower to get started, and a lot of that is simply due to our name not being known. So it's more of an education process. We kid that the only company with the worse name than Dress Barn is Maurice's selling women's clothes. It's not an obvious drive in when you see the name Maurice's on the store front, but we've been pleased with as we've gone further and further from our midwestern roots, we've seen the comps continue to build so for the most part, those stores that are outside of our core markets do ramp up and perform at our expectations after several years.

Steve Kerncurt - Whereman Capital - Analyst

Okay, okay. Let me just flip back to the Dress Barn business. It sounds like May has started off -- or has been difficult and below plan for you. Sounds like you're committed to do whatever it takes to get your inventory in balance, even though I think, your quoted you are down 12% on a sales basis. So, we could be sure of that Kohl's and Macy's and Penney's and all the rest will be very promotional as well, so you are going to be in the fray and make sure that you end up with clean -- as clean as inventory as you can by the beginning of August?

David Jaffe - Dress Barn - President, CEO

I'm not sure beginning of August but certainly as we transition to fall. We don't after back-to-school business at Dress Barn, Steve, so we'll certainly use August at a sell-down time. I'm confident by the time we start getting really getting into fall in a big way in September, October, we'll be in fine shape. It may cost us, as you saw in the second quarter, but we'll do what we need to do, because the last thing we want to do going into what we think will be a challenging fall is having any excess inventory lying around.

Steve Kerncurt - Whereman Capital - Analyst

So given the environment, though, so you would end up planning for a fall season, sales of the core Dress Barn assumed down pretty materially until you're sourcing the consumer come back, that seems to be the prudent thing to do.

David Jaffe - Dress Barn - President, CEO

Well, we haven't given any guidance or thoughts on fiscal '09. As you know, we're a July year, so fall is our '09. Come September in our call, we'll give more insights onto what we'll be planning for fall, but I would acknowledge that it will be a conservative plan.

Steve Kerncurt - Whereman Capital - Analyst

Okay. Thanks very much and good luck.

David Jaffe - Dress Barn - President, CEO

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Thanks, Steve.

Operator

Your next question comes from the line of Sam Panella with Raymond James. Please proceed.

Sam Panella - Raymond James - Analyst

Hey, good afternoon everyone.

David Jaffe - Dress Barn - President, CEO

Hi, Sam.

Sam Panella - Raymond James - Analyst

When talking about the guidance of $1.05 to $1.10, does that include having to take greater than expected markdowns at Dress Barn?

David Jaffe - Dress Barn - President, CEO

Yes. We've put everything into it, knowing what we know now, we've taken down our plan for July and -- I'm sorry, June and July, and we think we should still be at the high end that $1.05, $1.10 given what we've seen so far.

Sam Panella - Raymond James - Analyst

Okay, and then Keith, you had mentioned about the denim inventory expected to be up 50% year-over-year. What is the timing of that, and what categories are you taking away?

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

You're really looking at the beginning of August versus that time frame last year, we're going to open up with a much stronger presentation.

Sam Panella - Raymond James - Analyst

And taking away from underperforming categories you had said, so that it would not impact total inventory.

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

No, it's not incremental inventory.

Sam Panella - Raymond James - Analyst

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Okay, and then lastly Armand, I just missed -- what tax rate did you say that we should use going forward?

Armand Correia - Dress Barn - CFO

38.5%.

Sam Panella - Raymond James - Analyst

38.5%. Okay, great. Good luck with the rest of the year.

David Jaffe - Dress Barn - President, CEO

Thanks, Sam.

Operator

Your next question comes from the line of Robin Murchison with Suntrust. Please proceed.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

HI, good afternoon.

David Jaffe - Dress Barn - President, CEO

Hi Robin.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Just got a few questions here. One, David, just to be clear, I think you said comps spring season to date were down 12, so you're incorporating --

David Jaffe - Dress Barn - President, CEO

No no, just slow down. The May Dress Barn division results are down 12%.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Okay, May stand alone Dress Barn, yes,.

David Jaffe - Dress Barn - President, CEO

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

And Maurice's for May were up 4%.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Okay, alright, very good, thank you. And then, for Armand, what share count would you be using in fourth quarter?

Armand Correia - Dress Barn - CFO

The share count, our estimate at this point for year end would probably be approximately 64.3 million shares and I think last year, if you will recall, I think it was about 70 million, 7.0.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Okay. And then, wanted to ask you about the acquisition market and also, just to be clear, before I get to that, so third quarter, $0.39, then you back out the penny and a half from the tax rate, then then the nickel from the conversion.

Armand Correia - Dress Barn - CFO

Let me just correct you. The entire $0.05 is due to all three factors. Approximately $0.02 of that $0.05 is due to less shares from the conversion feature of the 2.5% convertible note. And then $0.02 is approximately as a result of the share repurchase last year of the 2.6 million, and then the reduced effective tax rate accounted for the other penny. So in total, it's $0.05.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Alright, so then 39 (inaudible) $0.34 versus, I think the street was at 26 or so.

Armand Correia - Dress Barn - CFO

Right.

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Okay, very good. Thank you. And then lastly, I know there's a lot of important considerations going on right now, so maybe the acquisition market is not on the top of your list, but can you just sort of tell us what you're seeing out there?

David Jaffe - Dress Barn - President, CEO

Sure. We continue to look, and as we've had a chance to get a little closer to certain companies, we've really been narrowing down our list for various reasons, so we have a very, very short list of companies that we maintain an active interest in. Unclear if any of those will become actionable. We're going to keep an eye on them both in terms of their performance as well as any potential opportunity we would have to get involved with them. There's nothing imminent in any stretch, so I don't want to say it's a long shot, but it's not something that we're planning on or counting on happening here.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Robin Murchison - Suntrust Robinson Humphrey - Analyst

Alright, thanks, guys. Appreciate all the clarity.

David Jaffe - Dress Barn - President, CEO

Thanks, Robin.

Operator

(OPERATOR INSTRUCTIONS) And you have a question from the line of John Curley. Please proceed.

John Curley Analyst

Was wondering if there's -- what's the potential for additional markdowns on the auction-rate securities and/or how quickly might those be redeemed or matured?

Armand Correia - Dress Barn - CFO

First question, what we believe, we've taken a very cautious approach, conservative approach in the mark down of the auction-rate securities, keeping in mind that I would say the vast majority, probably 60 of the 62 million is related to student backed auction securities. We've had a few redeemed, but those that have been redeemed have had high rates, and we probably have a couple left. So I think as we understand the auction-rate securities market in the past, it is nearly dead right now. We have been in touch with our investment bankers constantly to get an update on how the market is going, but I think it's fair to say that as we knew the market then, it will not exist going forward. At this point, the issue is liquidity, from those 62 million, but obviously, as we indicated, with cash and marketable securities of 255, $256 million, and we're getting above-average returns on those auction-rate securities, at this point, I have nothing new to tell. Obviously, we're keeping in touch with our various brokers, but at this point, I'm not optimistic that anything soon will come down the pike.

John Curley Analyst

Thank you.

Armand Correia - Dress Barn - CFO

Thank you.

Operator

And you have a question from the line of Gary Giblin. Please proceed.

Gary Giblin Analyst

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Hi, David, Hi, Armand, everybody.

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

Hi, Gary.

Gary Giblin Analyst

You mentioned in the release and on the call that you fully expect some promotional activity by competitors. So, my question would be, how specifically observed is that comment? In other words, there's obviously been huge things going on at Sach's and the upscale department stores, but that's not your market. So in your overlapped competitors, do you see specific things to lead you to believe that it's going to be extremely promotional?

David Jaffe - Dress Barn - President, CEO

I think it's already happening, Gary, whether it's the mailer that we all get or the SSIs or -- we all shop our competition and just the tenor of the promotions and the depth, the breadth of them throughout the stores just feels more intensive as we get further and further into the season than did it last year. So we're not panicking saying, oh, my gosh, we have got to match everybody and go a step further. We just realized that to move goods in this market, you've got to make sure that everybody understands you are offering a great value. And so, some of the things we talked about speak to that point specifically. I think all our competition probably, virtually every women's apparel retailer today is figuring out how to get that message across, because that's what the customer wants to see.

Gary Giblin Analyst

Sure. And is the competitive intensity, has it leveled out, or is it -- does it seem to be getting more intense?

David Jaffe - Dress Barn - President, CEO

I think it's a judgment call. Right now, I'd say it seems like it's leveling off as we approach the end of the season, but we're going to watch it, just to go back to our May results, a month ago, we thought we had everything under control, and then the bottom fell out a little bit, and we dropped from a trend of down 5 to down 12. So I can't explain that. We can say it was weather, this or that, but the customer, as gas goes up, I think there's an inverse relationship to spending on discretionary items like apparel, and many of you may have seen the newspaper this morning about consumer confidence is now it at a 16-year low. That's not good for our business. Especially the older, more financially responsible and fiscally prudent missy customer at Dress Barn.

Gary Giblin Analyst

And finally, have accessories picked up? Not just as a percent, because dresses might be down, but are absolute levels of accessory sales going up?

Armand Correia - Dress Barn - CFO

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Definitely. Accessory business has been very good at Dress Barn. It did show for the quarter an increase over last year. Our handbag business has been very strong. In addition, our sleepwear category has been strong also. Jewelry as a total is also increasing to last year, so you would expect in a tough time for those businesses to pop up a little, and they have.

John Curley Analyst

Yes, good thing you're emphasizing those categories recently. Okay, thank you very much.

Armand Correia - Dress Barn - CFO

Thank you.

David Jaffe - Dress Barn - President, CEO

Thanks, Gary.

Operator

And you have a question from the line of [Brian Rouleg] with BLR Capital Partners. Please proceed.

Brian Rouleg - BLR Capital Partners - Analyst

Hey guys, how are you doing? Could you please review the various metrics you gave regarding the inventories at the end of the quarter and where they stand now?

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

I could. Specifically, what are you looking for?

Brian Rouleg - BLR Capital Partners - Analyst

By division. I think I heard you say Dress Barn down 1 at the end of the quarter per square foot, then I thought I heard you say down 2 or 3.

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

I had given a couple of stats on the merchandise at the end of the quarter. Let me make sure we're all on the same page. Again, by division, Dress Barn stores was slightly above last year overall, but on an average store basis ending the quarter, Dress Barn stores were down 1%, and on a square footage basis, Dress Barn stores were down 2%. As far as Maurice's, overall, they were up 11%, but again, that's supported pretty much by the 12% store growth. Average store inventory levels were approximately flat to the prior year. However, keep in mind that that included 29 stores that are going to be open in Q4. So when you take that into consideration, average store inventories for Maurice's stores were actually down approximately 3%, and on a square footage basis, they were flat, but again, lower. You take into account the 29 stores.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Brian Rouleg - BLR Capital Partners - Analyst

So on a dollar basis, Maurice's' inventory at the end of the quarter, comp store inventory --

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

The overall inventory was up 11%.

Brian Rouleg - BLR Capital Partners - Analyst

Understood. But if you looked at same stores open this year versus last year --

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

On a same-store basis, I would say they're flat, down one.

Brian Rouleg - BLR Capital Partners - Analyst

Okay, great. Regarding the auction rate securities that you say you're getting higher rates, are you referring to higher rates, than like an institutional money market that is paying around 1.7% or are you talking about like default rates that would be in the 12% to 15% range?

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

Those default rate securities that are paying that high are the ones that are being called in. We've had a couple called in, but very few. Right now, our portfolio ranges anywhere from 3% to over 6%. Some of them do include penalty clauses, but they're on a case-by-case basis. So on an average basis, we're very pleased with the kind of yields we're getting. And again, they're certainly above market, and they're all, again, AAA securities, student backed by the U.S. Government, but the issue right now is, there is no market right now.

Brian Rouleg - BLR Capital Partners - Analyst

And that's relative to the $58 million or so that you have recorded as marketable security investments under long term?

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

No, actually, it's $62 million.

Brian Rouleg - BLR Capital Partners - Analyst

It's $62 million? I thought you took a markdown on those.

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

Yes, we've taken about a $3 million, $3.7 million markdown on that, so you're in the range of 58 plus net.

Brian Rouleg - BLR Capital Partners - Analyst

Which is the way it is listed on the balance sheet, correct?

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

That is correct.

Brian Rouleg - BLR Capital Partners - Analyst

Okay, great. Thank you, guys.

Keith Fulcher - Dress Barn - Chief Merchandising Officer for Dress Barn

Thanks.

David Jaffe - Dress Barn - President, CEO

See you.

Operator

At this time we do not have any more questions in queue, and I would like to turn the presentation back to management for closing remarks.

David Jaffe - Dress Barn - President, CEO

Thank you, operator. I'd like to thank you all for your interest in Dress Barn and look forward to speaking to you on our year end call in September. Thank you.

Operator

Thank you for your participation in today's conference. This concludes the presentation, and you may now disconnect. Good day.

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Final Transcript
May. 28. 2008 / 4:30PM ET, DBRN - Q3 2008 Dress Barn Earnings Conference Call

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